Return to Main Document

Exhibit 10.5
ANEXO C
VERSION EN INGLES

THIS AGREEMENT is made and entered in the City of Chihuahua, State of Chihuahua as of the 18th day of August, 2005

AMONG:

COMPAÑÍA MINERA DE NAMIQUIPA, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by MARIO HUMBERTO AYUB TOUCHE holding general powers of attorney for legal representation and collections, acts of administration and domain (hereinafter referred to as “Namiquipa”)

MINERA RIO TINTO, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by MARIO HUMBERTO AYUB TOUCHE holding general powers of attorney for legal representation and collections, acts of administration and domain (hereinafter referred to as “MRT”)

Y

MARIO HUMBERTO AYUB TOUCHE, acting in his own rights, a Citizen of México, married, a businessman, born in Chihuahua, Chih. on September 12, 1953and having a domicile at San Antonio No. 2036 Chihuahua, Chihuahua (hereinafter referred to as “Ayub”);

(“Namiquipa”, “MRT” and “Ayub” shall hereinafter be collectively referred to as the “Concessionaires”);

OF THE FIRST PART

AND:

SUNBURTS MINING DE MÉXICO, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by TRACY ALLIN MOORE in his capacity as Sole Administrator holding general powers of attorney for legal representation and collections, acts of administration and domain, and having an office at Av. Del Mar # 1022 - 5 Zona Costera, Mazatlán, Sinaloa, C. P. 82149, (R. F. C. SMM050708TJ7)(hereinafter referred to as the “Exploration Company”)

OF THE SECOND PART

WHEREAS:

A.	The Concessionaires are the sole legal and beneficial recorded owners of the Mining Concessions

B.
The Concessionaires desire to grant to the Exploration Company, and the Exploration Company desires to acquire from the Concessionaires, the Exploration Rights and the Option to purchase 100% title to the Mining Concessions, subject to the terms and conditions herein set forth (as defined here-below).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual warranties and representations herein contained, the parties agree as follows:

PART 1
SCHEDULES AND DEFINITIONS

1.2. The following Schedules shall form part of this Agreement:

Schedule A -  Mining Concessions
Schedule B -  NSR Royalty
Schedule C - English Version

1.2. The following terms shall, when used in this Agreement, have the meaning and interpretation set forth as follows (except as otherwise expressly provided or as the context otherwise requires):

this Agreement means this agreement, as from time to time supplemented or amended by the parties,

Area of Influence means that area that falls within the perimeter of the land area comprised in the Mining Concessions,

Commercial Production means the commercial exploitation of ore, but does not include milling for the purpose of testing or milling or leaching by a pilot plant or during the initial tune-up period of a plant. Commercial Production will be deemed to have commenced:

(i) if a plant is located on any portion of the Mining Concessions, on the first day of the month following the first period of 30 consecutive days during which ore has been processed through such plant for not less than 90 days from the start-up date of such plant, or

(ii) if no plant is located on any portion of the Mining Concessions, on the first day of the month following the first period of 90 days during which ore has been shipped from the property for the purpose of earning revenue;

Exploration Rights means those rights described in Part 6 of this Agreement;

Mining Concessions means the mining concessions described in Schedule A hereto and any exploitation concessions or other interests into which such concessions, exploitation concessions or interests may have been converted;

NSR Royalty means the net smelter return royalty to be paid to the Royalty Holder pursuant to Part 7 from the net proceeds of sales of mineral products extracted from any portion of the Mining Concessions, as set out in schedule B attached hereto,

Option means the option granted to the Exploration Company to acquire an undivided 100% right, title and interest in the Mining Concessions as provided in Part 4,

Option Period means the period of time during which the Option is in full force and effect, commencing from the date hereof and ending on the fourth anniversary of such date.

PART 2
REPRESENTATIONS AND WARRANTIES OF THE CONCESSIONAIRES

2.1 The Concessionaires represent and warrant to the Exploration Company that

(a)
the Concessionaires are the sole legal and beneficial recorded owners of the Mining Concessions in the proportion and form as set forth in Schedule A attached hereto and will remain so entitled in accordance with this Agreement so as to allow the Exploration Company to exercise the Option,

(b)
the Mining Concessions are, as of the date hereof and will remain during the term of this Agreement, free and clear of all liens, charges and claims of others and in full compliance with all obligations imposed under the Mining Act of Mexico and its regulations;

(c)	no person, firm or corporation has any agreement or option, or any right or privilege capable of becoming an agreement or option for the purchase or acquisition of any of the Mining Concessions,

(d)
it is no adverse claim or challenge against or to the ownership of or title to any of the Mining Concessions, nor to their knowledge there is any basis therefor, and no person, pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the Mining Concessions,

(e)	the Mining Concessions have been duly and validly located and recorded, and are accurately described herein,

(f)	while this Agreement remains in full force and effect they will:

a.	not reduce or file an application to reduce any portion of the surface area comprising the Mining Concessions, without the written consent of the Exploration Company;

b.	not pledge, charge, or offer in collateral any of the rights attached to or the ownership of the Mining Concessions,

c.
execute any act that is required, necessary or prudent to prevent any third person from charging or encumbering, or attempt to charge or encumber the rights attached to or the ownership of the Mining Concessions,

d.	guarantee and secure the pacific possession and enjoyment of the rights herein granted to the Exploration Company, and

e.	not do any act inconsistent with the transactions contemplated hereunder

PART 3
REPRESENTATIONS AND WARRANTIES OF THE EXPLORATION COMPANY

3.1	The Exploration Company represents and warrants to the Concessionaires that

(a)  it has been duly incorporated and validly exists as a corporation in good standing under the laws of the United Mexican States and is lawfully authorized to enter into this Agreement,

(b)  it possesses the legal capacity under Mexican law to acquire, hold and deal as a proprietor (i) mining concessions located within the territory of Mexico in accordance with article 11 of the Mining Act, and (ii) real estate property located outside of the constitutionally-restricted area within Mexico in accordance with article 10-A of the Foreign Investment Act and article 8 of its Regulations,

(c)  it is, with respect to all required filings with the Registrar of Companies of its incorporating jurisdiction, the Mines Recorders’ Office and the Foreign Investment Registry, in good standing,

(d)  it has obtained all necessary approvals, consents, licenses and registrations to enter into and perform its obligations hereunder, and in particular, to acquire from the Concessionaires the exclusive right and option to purchase an undivided 100% right, title and interest in and to the Mining Concessions,

PART 4
ACQUISITION OF OPTION

4.1. The Concessionaires hereby individually and collectively grant to the Exploration Company the sole and exclusive right and option but not the obligation to purchase an undivided 100% right, title and interest in and to the Mining Concessions, free and clear of all charges, encumbrances and claims of others, subject to the terms of this Agreement.

4.1.1. The Exploration Company will have exercised the Option by paying the Concessionaires the total sum of USD $ 910,000 (Nine Hundred Ten Thousand United States Dollars 00/100) (the “Purchase Price”) as follows:

a)	USD $ 100,000 (One Hundred Thousand United States Dollars 00/100) by November 30, 2005;

b)	USD $ 60,000 (Sixty Thousand United States Dollars 00/100) by August 30, 2006;

c)	USD $ 140,000 (One Hundred Forty Thousand United States Dollars 00/100) by August 30, 2007;

d)	USD $ 110,000 (One Hundred Ten Thousand United States Dollars 00/100) by August 30, 2008;

e)	USD $ 500,000 (Five Hundred Thousand United States Dollars 00/100) on the date of exercise of the Option and the Exploration Company acquire 100% title to the Mining Concessions;

4.1.2. The Concessionaires hereby agree that each one of them is entitled to receive one-third (33.3%) of all payments to be made pursuant to Clause 4.1.1. and that each of the Concessionaires shall deliver to the Exploration Company the applicable tax receipt for each payment received in accordance hereof. The Concessionaires hereby appoint MARIO HUMBERTO AYUB TOUCHE as their legal common representative, with sufficient authority in accordance with article 2,554 of the Federal Civil Code of Mexico, so that he, in the name and representation of the Concessionaires, receive all payments to be made to them as herein set out.

The making of any option payment set out in Subsection 4.1.1. a) to C) shall not obligate the Exploration Company to make any further payment as therein set out.

4.2. Early Termination. This Agreement is an option only. The Exploration Company, but not the Concessionaires, may at any time prior to the exercise of the Option relinquish its rights acquired hereunder and terminate this Agreement on 30 days' written notice to the common representative of the Concessionaires and, in the event of such termination, this Agreement, except for the obligations of the Exploration Company incurred prior to the effective date of termination, will be of no further force and effect.

4.5. Additional Obligations. During the Option Period, the Exploration Company shall maintain the Mining Concessions in good standing, including without limitation, making all required payments for mining duties and filing of assessment reports as provided under applicable Mexican law. The Exploration Company shall be responsible for payment of mining duties owing on the Mining Concession, including principal amount, late payment charges and inflationary adjustments, from January 1,2004.

PART 5
EXERCISE OF OPTION

5.1.  Prior to the exercise of the Option pursuant to Subsection 4.1.1. the Exploration Company shall notify in writing to the Concessionaires its intention to exercise the Option (the “Notice to Exercise”). On exercise of the Option as herein set out, the Concessionaires and the Exploration Company, or any of its successors or assigns as the case may be, shall, within a term of 15 days from the date the Notice to Exercise is notified to the Concessionaires, properly sign, notarially ratify and submit for registration at the Mines Registry Office of the Secretariat of the Economy of Mexico a transfer agreement (the “Transfer Agreement”) effecting the transfer to the Exploration Company, or to any of its successors or assigns as the case may be, of an undivided 100% interest and title to the Mining Concessions, free and clear of all charges, liens, encumbrance and claims of others, without any further consideration for the Concessionaires.

5.2. The Notice to Exercise shall contain (a) the irrevocable intent of the Exploration Company to exercise the Option (b) the date, time and place where the Concessionaires and the Exploration Company shall appear to sign and notarially ratify the Transfer Agreement and (c) a draft of the Transfer Agreement strictly containing the terms and conditions herein set forth.

PART 6
RIGHT OF ENTRY; EXPLORATION RIGHTS

6.1. Throughout the Option Period the Exploration Company, its directors, officers and independent contractors shall have the right in respect of the Mining Concessions and in accordance with the laws of Mexico to carry out any activity conducive to the identification of mineral deposits in any portion of the Mining Concessions and the quantification and evaluation of mineral reserves to determine their economic recovery, and to

(a)	enter thereon,

(b)
do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Exploration Company may determine advisable, including, drilling, trenching, excavation activities, geological, geochemical and geophysical surveys and the mapping of the results therefrom, including airborne surveys; the sampling of soil, stream sediments and rocks; metallurgical analyses and tests on samples; assaying of the mineral content of all sampling and pilot plant testing;

(c)	bring upon and erect upon the Mining Concessions buildings, plant, machinery and equipment as the Exploration Company may deem advisable, and

(d)	remove therefrom and dispose of reasonable quantities of ores, mineral and metals for the purpose of obtaining assays or making other tests

(collectively referred to as the “Exploration Activities”).

PART 7
NET SMELTER RETURN ROYALTY AND EXPLOITATION RIGHTS

7.1.  The Concessionaires hereby collectively reserve a right to a 2.5% Net Smelter Return Royalty on any production of minerals from any of portion of the Mining Concessions. As used in this Agreement, the term “Net Smelter Return Royalty” shall have the meaning as set forth in Schedule B.

7.2.  The Concessionaires hereby collectively reserve a right to carry out exploitation of minerals from any portion of the Mining Concessions to an amount not to exceed 5,000 tonnes of rock material per month (the “Exploitation Rights”); in respect to the Exploitation Rights, the parties hereto covenant and agree as follows:

a)	the permitted quota per month is non-cumulative; any unused portion of such quota on any given month will not be cumulative to the following month(s)’ quota(s);

b)	no activity conducted or contemplated by the Concessionaires pursuant to the Exploitation Rights can or will interfere, delay or interrupt any of the activities set out in Part 6;

c)
in the event any of the Concessionaires is contemplating or conducting any of the activities described under Exploitation Rights within an area where the Exploration Company has commenced or is contemplating the commencement of any of the activities described in Part 6, the execution of the Exploration Activities by the Exploration Company WILL have at all times the absolute first right and the unobjectable priority over any of the Exploitation Activities contemplated or commenced by the Concessionaires; if any of the Concessionaires is conducting any of the exploitation activities described herein within an area where the Exploration Company is contemplating the conducting of exploration activities contemplated herein, the Exploration Company shall give the Concessionaires a 10 calendar day notice for such concessionaire to cease all of the exploitation activities being conducted in such area;

d)
the Exploitation Rights granted herein to the Concessionaires shall cease to exist on the date of the exercise of the Option by the Exploration Company or by any of the Exploration Company’s successors or assigns;

e)
the Concessionaires, their respective representatives and contractors shall comply with any and all provisions imposed by mining, labour, environmental and tax legislation applicable during, before or at the conclusion of the activities described under the Exploitation Rights, and to be exclusively liable to third parties and authorities of any nature for any sanction, penalty or judgement issued therefrom;

f)
the Concessionaires, their respective representatives and contractors shall indemnify and hold the Exploration Company harmless from any loss, liability, claim, accusation, demand or penalty that may be issued to or assessed against the Exploration Company, its representatives or contractors by a third party or authority of any nature whatsoever in respect to or as a result of any violation of or contravention by the the Concessionaires, its representatives or contractors, to any provision imposed by mining, labour, environmental or fiscal legislation;

g)
the Concessionaires, their respective representatives and contractors shall restore and rehabilitate any loss or damage that may be caused to the soil or subsoil of the surface area comprising the Mining Concessions, during or as a result of the execution of any activity described under the Exploitation Rights; and they shall clean, maintain in good condition and rehabilitate / restore the said soil, subsoil and terrain on conclusion of the said activities;

h)
the Concessionaires, their respective representatives and contractors, shall apply for and obtain from all competent municipal, state or federal authorities, or from individuals or corporations as the case may be, all permits, authorizations, concessions or favourable resolutions (or, when mandated by law, to issue a notice) in order to authorize the said Concessionaires to: (1) conduct any of the activities described under the Exploitation Rights, (2) build, operate or maintain any mill, processing plant, structure or building, and its components, (3) consume or use water, (4) use, consume, purchase or store explosives; (5) acquire access rights, rights of way, temporary occupation or easements on any portion of the Mining Concessions;

i)
there is no labour relationship between or among themselves or between or among the employees or contractors of one of the parties in respect to the other party; therefore, the parties expressly agree that each party shall individually bear all obligations or responsibilities, if any, imposed to each of them under applicable labour and tax legislation, or imposed to each party in respect to such party’s employees or contractors. Further, the parties agree to indemnify and hold each other harmless from, against to and in respect of, any suit, demand or complaint claimed or filed before any labor, administrative or judicial authority by one of the party’s employees or contractors against the other party,

j)
the Exploration Company shall have access to any area where the Concessionaires activities are being conducted or contemplated to verify and inspect compliance with the obligations hereunder; the Concessionaires shall grant to the Exploration Company access to any place and provide it with any document or information for the purposes named herein.

PART 8
TERMINATION OF OPTION

8.1. If the Option is terminated pursuant to Subsection 4.2., the Exploration Company shall deliver to the Concessionaires, within 90 days of such termination, copies of all reports, maps, assay results and other relevant technical data in the possession of the Exploration Company with respect to the Mining Concessions.

PART 9

TRANSFERS

9.1. The Exploration Company, but not the Concessionaires, may, at any time during the Option Period, sell, transfer or otherwise dispose of its rights and obligations contained in this Agreement (without the requirement of additional consent from the Concessionaires), provided that any purchaser, grantee or transferee of any such interest shall have first assumed all of the obligations of the Exploration Company under this Agreement.

PART 10

FORCE MAJEURE

10.1. If the Exploration Company is at any time either during the Option Period or thereafter is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Exploration Company, the time limited for the performance by the Exploration Company of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

10.2. The Exploration Company shall within 30 days give notice to the Concessionaires of each event of force majeure under Subsection 10.1. and upon cessation of such event shall furnish the Concessionaires with notice to that effect together with particulars of the number of days by which the obligations of the Exploration Company hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

PART 11
DEFAULT AND TERMINATION

11.1. If at any time during the term this Agreement is in full force and effect any of the parties (the “Defaulting Party”) fails to perform any of its obligations required to be performed hereunder or is in breach of a warranty given herein, the other party may terminate this Agreement but only if

(a)	it has first given to the Defaulting Party a notice of default containing particulars of the obligation(s) which it has not performed, or the warranty breached, and

(b)	the Defaulting Party has not, within thirty days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance.

PART 12
NOTICES

12.1. Notices. Any notice or notification given or required to be given between the parties as a result of the application of this Agreement shall be given in writing and shall be addressed to the latest domiciles set out by the parties under this Agreement, which domiciles are, until further notice is given, as follows:

If to the Exploration Company:	If to the Concessionaires:
Attention: Sole Administrator Av. Del Mar No. 1022-5 Zona Costera Mazatlán, Sinaloa, México. C. P.82149 Main.. (6699) 90 05 48 Fax.(6699) 86 98 59	Attention: Mario Ayub Touché Pascual Orozco No. 2117 Col. Cima Chihuahua, Chihuahua, México. (614) 414-7191

Fur receipt of any notice to be given to any of the Concessionaires pursuant to this Agreement, the Concessionaires appoint Mario Humberto Ayub Touche as their common legal representative holding sufficient authority under the law to receive and hear all notices directed to such Concessionaires.

The parties may, at any time, change their above-referenced domiciles by ten days written notice to the other party.

12.2. All Notices shall be given (i) by personal delivery, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested or by commercial courier. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following actual receipt of the mailed confirmation, and (iii) if solely by mail or by commercial carrier, on the next business day after actual receipt. A Party may change its address by Notice to the other Party.

PART 13
GOVERNING LAW

13.1. Governing Law. This Agreement shall be construed and regulated by the provisions of the Mining Act of Mexico and the Regulations, the Code of Commerce, the Federal Civil Code and the Civil Code of the State of Chihuahua, Mexico. The parties hereto attorn to the jurisdiction of the state and federal tribunals of the City of Chihuahua, State of Chihuahua, which shall have the authority to resolve any dispute, suit or claim arising under, or the interpretation or construction of, this Agreement. The parties hereby renounce to the jurisdiction of any other tribunal or court to whose jurisdiction they might have a right to, by virtue of their current or future domiciles or by provision of any law currently or in the future in force and effect.

PART 14
GENERAL

14.1. The parties hereto shall act towards each other in good faith and cooperation in all matters connected herewith, provided that:

(a)	such relationship shall not impose upon either of them any duties or liabilities whatsoever except in accordance with this Agreement;

(b)	this Agreement shall not be deemed to constitute or create a partnership between the parties or to create any joint and several liability between them;

(c)	neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as provided herein.

14.2. This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

14.3.  This Agreement may not be amended except in writing executed by each of the parties hereto.

14.4. The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instalments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Mining Concessions or any portion thereof.

14.5. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

14.6. This Agreement is approved by the parties in the English and Spanish languages. The parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail. The parties acknowledge to having obtained sufficient independent legal advice and to having read and understood (through their respective appointed interpreters and legal counsel) the legal effects and validity of this Agreement in both the Spanish and English versions. The English version is attached as schedule C hereto and made part hereof for all corresponding legal effects.

IN WITNESS WHEREOF the parties have executed this agreement on the date first above written.

THE “CONCESSIONAIRES”

COMPAÑÍA MINERA DE NAMIQUIPA, SA DE CV

_________________________________
MARIO HUMBERTO AYUB TOUCHE
LEGAL REPRESENTATIVE

MINERA RIO TINTO, SA DE CV

_________________________________
MARIO HUMBERTO AYUB TOUCHE
LEGAL REPRESENTATIVE
_____________________________________
MARIO HUMBERTO AYUB TOUCHE
IN HIS OWN RIGHTS

THE “EXPLORATION COMPANY”
SUNBURST MINING DE MEXICO, S.A. DE C. V.
__________________________
TRACY ALLIN MOORE
SOLE ADMINISTRATOR

SHEDULE A
MINING CONCESSIONS

SHEDULE A - 1
MINING CONCESIÓNS OWNED BY MINERA RIO TINTO, SA DE CV

GUAZAPARES 5 MINING CONCESSION

1. Legal Description:

1.1.	Lot Name: Guazapares 5
1.2.	Title Number: 213572
1.3.	Proprietor(s): Minera Rio Tinto, S.A. de C.V.
1.4.	Recordation of Title: Book of Mining Concessions, Registration Number 152 page 76, Volume 319
1.5.	Location: Guazapares, Chihuahua
1.6.	Class: Exploitation
1.7.	Term of Validity: 18/05/2001 al 17/05/ 2007

________________________________________________________________________

CONCESION MINERA VINORAMA

1. Legal Description:

1.1.	Lot Name: Vinorama
1.2.	Application Exploration: File 082/29275
1.3.	Propietor(s): Minera Río Tinto, S.A. de C.V.
1.4.	Location: Guazapares, Chihuahua
1.5.	Class: Exploración.
1.6.	Registry: October 25, 2004.

SHEDULE A - 2
MINING CONCESSIONS OWNED BY MINERA DE NAMIQUIPA, SA DE CV

GUZAPARES MINING CONCESSION

1. Legal Description:

1.1.	Lot Name: Guazapares
1.2.	Title Number: 209497
1.1.	Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.
1.3.	Recordation of Title: Book of Mining Concessions, Registration Number 37 page 19, Volume 306
1.4.	Location: Guazapares, Chihuahua
1.5.	Class: Exploration

1.6.	Registry: October 25, 2004.

SHEDULE A - 2
MINING CONCESSIONS OWNED BY MINERA DE NAMIQUIPA, SA DE CV

GUZAPARES MINING CONCESSION

1. Legal Description:

1.1.	Lot Name: Guazapares
1.2.	Title Number: 209497
1.1.	Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.
1.3.	Recordation of Title: Book of Mining Concessions, Registration Number 37 page 19, Volume 306
1.4.	Location: Guazapares, Chihuahua
1.5.	Class: Exploration
1.6.	Term of Validity: 03/08/1999 al 02/08/2005

____________________________________________________________________

GUAZAPARES 1 MINING CONCESSION

1. Legal Description:

1.1.	Lot Name: Guazapares 1
1.2.	Title Number: 212890
1.3.	Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.
1.4.	Recordation of Title: Book of Mining Concessions, Registration Number 190 page 95, Volume 317
1.5.	Location: Guazapares, Chihuahua
1.6.	Class: Exploration
1.7.	Term of Validity: 13/02/2001 al 12/02/2007
____________________________________________________________________

GUAZAPARES 2 MINING CONCESSION

1. Legal Description:

1.1.	Lot Name: Guazapares 2
1.2.	Title Number: 207499
1.3.	Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.
1.4.	Recordation of Title: Book of Mining Concessions, Registration Number 199 page 100, Volume 302
1.5.	Location: Guazapares, Chihuahua
1.6.	Class: Exploration
1.7.	Term of Validity: 24/06/1998 al 23/06/2004
________________________________________________________________________
GUAZAPARES 3 MINING CONCESSION

1. Legal Description:

1.1.	Lot Name: Guazapares 3
1.2.	Title Number: 211040
1.3.	Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.
1.4.	Recordation of Title: Book of Mining Concessions, Registration Number 140 page 70, Volume CCCXII
1.5.	Location: Guazapares, Chihuahua
1.6.	Class: Exploration
1.7.	Term of Validity: 24/03/2000 al 23/03/2006.

____________________________________________________________________

GUAZAPARES 4 MINING CONCESSION

1. Legal Description:

1.1.	Lot Name: Guazapares 4
1.2.	Title Number: 223664
1.3.	Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.
1.4.	Recordation of Title: Book of Mining Concessions, Registration Number 164 page 82, Volume 347
1.5.	Location: Guazapares, Chihuahua
1.6.	Class: Explotation
1.7.	Term of Validity: 02/02/2005 al 01/02/2055

____________________________________________________________________

SHEDULE A - 3
MINING CONCESSIONS OWNED BY MARIO AYUB TOUCHE

CANTILITO MINING CONCESSION

1. Legal Description:

1.1.	Lot Name: Cantilito
1.2.	Title Number: 220788
1.3.	Proprietor(s): Mario Humberto Ayub Touche
1.4.	Recordation of Title: Book of Mining Concessions, Registration Number 168 page 84, Volume 339
1.5.	Location: Guazapares, Chihuahua.
1.6.	Class: Explotation
1.7.	Term of Validity: 07/10/2003 al 06/10/2053.

SCHEDULE B

NET SMELTER RETURN ROYALTY

ARTICLE I

DEFINITIONS

Any capitalized terms used but not otherwise defined in this Schedule shall bear the meaning ascribed to such capitalized terms in the Agreement. As used herein, the following terms shall have the meanings assigned to them as follows (in the event any term or definition of this Schedule shall conflict with any term or definition in the Agreement, the term or definition in this Schedule shall control and govern):

1.1	“Affiliate” means any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, a Party.

1.2	“Agreement” means this Option Agreement signed with respect to the Mining Concessions by the Grantor and the Royalty Holder to which this Schedule is attached and made part.

1.3	“Allowed Deductions ” means the following charges to be deducted from Revenue:

(a)
melting, refining, sampling and treatment charges castigos charges, and including, without restricting the generality of the foregoing, losses of metals and charges for impurities and sale and handling charges during smelting and refining (including price participation charges for refining and/or refineries);

(b)
handling, transportation and insurance charges for the transportation of the Products from the mining lots comprised in the Mining Concessions to the smelter, refinery or any other place designated for treatment, and, in the event of gold, silver or precious metals concentrates, insurance charges;

(c)	ad valorem and production sale-based taxes, but not income taxes;

(d)	marketing charges, including commissions of the sale of Mineral Products; and,

(e)	any other charge as agreed upon by the parties from time to time.

1.4	“Area of Interest” means that area that falls within the outer perimeter of the Property.

1.5	“Company” means Sunburst Mining de Mexico, S.A. de C.V., a company incorporated pursuant to the laws of the United Mexican States, which is the Grantor under this Agreement, and its successors and assigns.

1.6	“Commercial Production” shall have the same meaning defined under the Agreement.

1.7	“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (a) the legal or beneficial ownership of voting securities or membership interests; (b) the right to appoint managers, directors or corporate management; (c) contract; (d) operating agreement; (e) voting trust; or otherwise; and, when used with respect to an individual, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

1.8	“Deemed Revenue” means the following:

1.8.1
Where the Grantor or its Affiliates produce as a final Product or have produced as a final Product through a tolling or smelting or refining contract or any other transaction that results in the return to, or credit to the account of, Grantor or its Affiliates, of refined copper meeting either the good delivery requirements of the London Metal Exchange (“LME”) for Grade "A" Copper Cathode or for High Grade Copper meeting the COMEX division of the New York Mercantile Exchange ("COMEX") requirements for delivery, and/or fine gold bullion of .995 or better (“Gold Bullion”) and/or silver bullion of .9995 or better (“Silver Bullion”), in each case from ores or other material mined and removed from the Property, then notwithstanding anything in this Schedule to the contrary, the term “Deemed Revenue” for such metal shall be deemed to mean the net number of pounds avoirdupois of copper or troy ounces of Gold Bullion and Silver Bullion, as the case may be, returned to, or credited to the account of, Grantor or its Affiliates in a calendar quarter, multiplied by: (i) for copper, the average of the LME Settlement Price for Grade “A” Copper Cathode in the case of LME Grade “A” Copper Cathode or of the COMEX most nearby spot price in the case of COMEX High Grade Copper, in each case for the calendar quarter in which such copper is returned or credited; (ii) for Gold Bullion, the average London Bullion Market Association P.M. Gold Fixing for the calendar quarter in which such bullion is returned or credited; or (iii) for Silver Bullion, the average London Bullion Market Association Silver Fixing for the calendar quarter in which such bullion is returned or credited.

1.8.2
The average price for the calendar quarter shall be determined by dividing the sum of all daily prices posted during the relevant calendar quarter by the number of days that prices were posted. The posted price shall be obtained, in the case of LME Grade “A” copper cathode or COMEX Grade Copper, from Platt’s Metals Price Alert, Metals Week Monthly Averages for the applicable period or Metals Bulletin, but corrected to the official quotations of COMEX or the London Metal Exchange in the event of printing errors, and for other prices, The Wall Street Journal, Reuters, or other reliable source selected by the Grantor. If the LME Settlement Price for Grade “A” Copper Cathode, or the COMEX most nearby spot price for High Grade Copper, the London Bullion Brokers P.M. Gold Fixing or the London Bullion Brokers Silver Fixing, as the case may be, ceases to be published, the Parties shall agree upon a similar alternative method for determining the average daily spot market price for refined copper, Gold Bullion or Silver Bullion, as the case may be, or upon failure to so agree, the average of the daily LME settlement prices during such period, as reasonably determined by the Grantor, shall be used.

1.8.3
In the case where an intermediate Product not described above as a final Product is distributed to an Affiliate of the Grantor and such intermediate Product is converted by such Affiliate or a third Person on behalf of such Affiliate to a Product meeting the standards set forth in this definition, then for purposes of calculating Deemed Revenue such Product shall be deemed produced, and the Deemed Revenue received, by the Grantor.

1.9
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, from time to time, applied on a consistent basis.

1.10	“Grantor” shall mean the Company and its successors and assigns

1.11	“Mine” shall mean any excavation in the earth or in any tailings, whether being worked or not, made for the purpose of winning or exploiting Products, and shall include:

f)
any shaft, surface mine, tunnel or opening, underground or otherwise, from or through which Products have been or may be removed or extracted by any method whatsoever, in quantities larger than those required for purposes of Evaluation;

g)
the mining area and all buildings, structures, mine dumps, machinery, equipment, tools, access roads, airstrips, power lines, power generation facilities, evaporation and drying facilities, pipelines, railroads and other facilities for mining, transporting, storing and disposing of Products, waste and other materials; and

h)	any other facilities and objects required or intended to be used for the purposes of or in connection with such winning or exploitation.

1.12	“Net Revenue” shall be the Revenue less the Allowed Deductions pertaining to such Revenue, in each case for the applicable calendar quarter.

1.13	Net Smelter Return Royalty” means the royalty granted by this Schedule B.

1.14
“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, firm, estate, governmental authority or any agency or political subdivision thereof, or other entity.

1.15	“Physical Product Revenue” shall mean revenues received for Products other than those described in the definition of “Deemed Revenue”. The amount of such revenues shall be determined as follows:

1.15.1
If Products mined and removed from the Property are sold to a smelter, refiner or other purchaser (other than the Grantor or Affiliates of the Grantor) in the form of a crude or intermediate Product not meeting the requirements in subsection 1.6.1 of the definition of "Deemed Revenue" for metals as provided above (such as the sale of copper concentrates) or are distributed to an Affiliate but are not converted by such Affiliate into a final Product meeting the requirements in the definition of “Deemed Revenue” for metals as provided above, then the amount of Physical Product Revenue with respect to such crude or intermediate Product shall equal the amount of net revenues actually received by the Grantor from the physical sale of the payable metals in such Products to the smelter, refiner or other purchaser of Products, including any bonuses, premiums, and subsidies, and after deducting all Allowed Deductions , whether deducted by the purchaser or paid or incurred by the Grantor. In the case where such products are distributed in kind to an Affiliate of the Grantor and then are sold without further processing by or for such Affiliate, such sale shall be deemed to be a sale by the Grantor for the purposes of making the calculations in this subsection 1.19.1 and the Revenue shall be deemed to have been received by the Grantor.

1.15.2
If Products mined and removed from the Property and distributed to an Affiliate in any transaction that is not covered by either subsection 1.19.1 above or the definition of Deemed Revenue, then in such event the Revenue attributed to such Products shall be the fair market value price that would otherwise be received from a third Party in an arm's length transaction for the sale of such Product, net of any Allowed Deductions incurred.

1.16
“Products” shall mean all ores, concentrates, precipitates, cathodes, leach solutions, doré, or any other primary, intermediate or final metallic products extracted, mined and removed from the Mining Concessions for commercial sale. Products shall not include any material mined and removed from the Mining Concessions for use by Grantor for roads, foundations, concrete or other construction or industrial uses relating to the Property or material that is processed that did not originate from the Property.

1.17	“Property” for purposes of this schedule means the Mining Concessions, subject to any modification, change or improvement thereon made from time to time by the Grantor.

1.18	“Revenue” means the sum of Physical Product Revenue and Deemed Revenue for the applicable calendar quarter.

1.19	“Royalty Account” means the accounting account established by the Grantor or on its behalf for the recordation of:

a)	all Allowed Deductions, as debit, calculated at the cash value at the time each cost is incurred, and

b)	all Revenue, as credit,

for purposes of the computation of the Net Smelter Return Royalty payable in each case for the applicable calendar quarter.

1.20	Royalty Holder” shall, collectively, mean the Concessionaires and their respective permitted successors and assigns,

1.21	“Royalty Percentage” shall mean two point five percentage point (2.5%).

1.22
“Trading Activities” shall mean any and all price hedging and price protection activities undertaken by Grantor or its Affiliates with respect to any Products, raw materials, interest rates or currency exchanges including without limitation, any forward sale and/or purchase contracts, spot-deferred contracts, option contracts, speculative purchases and sales of forward, futures and option contracts, both on and off commodity exchanges. Such Trading Activities, and the profits and losses generated thereby, shall be taken into account in the calculation of royalties due to Royalty Holder, in connection with the determination of price, the date of sale, or the date any royalty payment is due.

1.23	“Transfer” shall mean any sale, grant, assignment, conveyance, encumbrance, pledge, hypothecation, abandonment or other transfer.

2

COMPUTATION AND PAYMENT OF NET SMELTER RETURN ROYALTY

2.1
Computation. To compute the Net Smelter Return Royalty, the Grantor shall multiply the Net Revenue (shown as positive balance on the Royalty Account) by the Royalty Percentage in each case for the immediately preceding calendar quarter.

2.2
No Net Smelter Return Royalty shall be paid hereunder until the cumulative total of Revenue (shown as credits on the Royalty Account) exceeds the cumulative total of Allowed Deductions (shown as debits on the Royalty Account) calculated from the effective date of signing of this Agreement.

2.3	Payments.

2.3.1. Grantor’s obligation to pay the Net Smelter Return Royalty shall commence from the date following the delivery by the Grantor to the Royalty Holder of a notice indicating commencement of Commercial Production.

2.3.2. Upon Grantor’s determination that Net Smelter Return Royalty payments are due and owing under this Schedule, the Grantor shall pay to the Royalty Holder a payment equal to the Net Smelter Return Royalty computed under Section 2.1 within 45 days after the end of the calendar quarter for which such computation is made, and shall deliver with such payment a copy of the calculations used in connection with such payment. Any overpayments or underpayments shall be corrected in the next calendar quarter following determination of such adjustment.

3

ACCOUNTING MATTERS

3.1
Accounting Principles. Subject to the provisions of applicable Mexican tax laws, all Revenue and Allowed Deductions shall be recorded on the Royalty Account and determined in accordance with GAAP as applied by the Grantor. Revenue and Allowed Deductions shall be determined by the accrual method.

4

AUDITS

4.1
Audit. The Royalty Holder, upon written notice, shall have the right to have an independent firm of certified public accountants audit the records that relate to the calculation of the Net Smelter Return Royalty within two (2) months after receipt of a payment under Section 2.3.2. hereof. Any calculation not so audited shall be deemed final and shall not thereafter be subject to audit or challenge.

4.2
Disputes. The Royalty Holder shall be deemed to have waived any right it may have had to object to a payment made for any calendar quarter, unless it provides notice in writing of such objection within 2 months after receipt of final payment for the calendar quarter.

5

GENERAL

5.1
Records. Grantor shall keep accurate records of tonnage, volume of Products, analyses of Products, weight, moisture, assays of payable metal content and other records, as appropriate, related to the computation of Net Smelter Return Royalty hereunder.

5.2	Operations. The Grantor and its Affiliates shall be entitled to (i) make all operational decisions with respect to the methods and extent of mining and processing of Products mined or derived from the Property (for example, without limitation, the decision to process by heap leaching rather than conventional milling), (ii) make all decisions related to sales of such Products, and (iii) make all decisions concerning temporary or long-term cessation of operations.

5.3
Interest. Nothing contained in the Agreement to which this Schedule is attached and made part hereof, shall be construed as conferring upon the Royalty Holder any right to or beneficial interest in the Property. The right to receive the Net Smelter Return Royalty from the Grantor as and when due shall be and shall be deemed to be a contractual right only. Furthermore, the right to receive such Net Smelter Return Royalty as and when due shall not be deemed to constitute the Grantor the partner, agent or legal representative of the Royalty Holder or to create any fiduciary relationship between them for any purpose whatsoever.

5.4
Right to Inspect. The Royalty Holder or its authorized representative on not less than 30 days’ notice to the Grantor, may enter upon all surface and subsurface portions of the Property for the purpose of inspecting the Property, all improvements thereto and operations thereon, and may inspect and copy all records and data pertaining to the computation of its interest, including without limitation such records and data which are maintained electronically. The Royalty Holder or its authorized representative shall enter the Property at the Royalty Holder’s own risk and may not unreasonably hinder operations on or pertaining to the Property. The Royalty Holder shall indemnify and hold harmless the Grantor and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them by reason of injury to the Royalty Holder or any of its agents or representatives caused by the Royalty Holder’s exercise of its rights herein.

5.5	Notices.

All notices, payments and other required communications (herein “Notices”) permitted or required hereunder shall be in writing, and shall be addressed to the respective domiciles of the Grantor and the Royalty Holder in the form and as set out in the Agreement to which this Schedule is attached.

5.6	Confidentiality.

5.6.1
Except as provided in Section 5.6.2, all information and data provided to the Royalty Holder under the terms of this Schedule shall not be disclosed by the Royalty Holder to any third Party or the public without the prior written consent of the Grantor, which consent shall not be unreasonably withheld.

5.6.2	The consent required by Section 5.6.1 shall not apply to a disclosure:

5.6.2.1	To an Affiliate or representative that has a bona fide need to be informed (but subject to the obligations of confidentiality herein);

5.6.2.2	To a governmental agency or to the public which the disclosing Affiliate believes in good faith is required by applicable Law or the rules of any stock exchange;

5.6.2.3
Made in connection with litigation or arbitration involving a Party where such disclosure is required by the applicable tribunal or is, on the advice of counsel for such Party, necessary for the prosecution of the case, but subject to prior notification to the other Party to enable such Party to seek appropriate protective orders.

5.6.3
Prior to any disclosure described in Subsections 5.6.2 (a), (b) or (c) above, such third Party shall first agree to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section 5.6.

Notwithstanding anything contained in this Agreement to the contrary, a Party shall not disclose pursuant to this Agreement any geological, engineering or other data to any third Party without disclosing the existence and nature of any disclaimers which accompany such data and the requirements of applicable law or regulation or rules of the applicable stock exchange for public reporting, as the case may be.

5.7
Commingling. The Grantor shall have the right to commingle ore, concentrates, minerals and other material mined and removed from the Mining Concessions from which Products are to be produced, with ore, concentrates, minerals and other material mined and removed from other lands and Property; provided, however, that the Grantor shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling. In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, the Grantor may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Royalty Holder. In addition, comparable procedures may be used by the Grantor to apportion among the commingled materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner, or purchaser of such material.

5.8
Change in Ownership of Right to Net Smelter Return Royalty. No change or division in the ownership of the Net Smelter Return Royalty, however accomplished, shall enlarge the obligations or diminish the rights of Grantor. Royalty Holder covenants that any change in ownership of the Net Smelter Return Royalty shall be accomplished in such a manner that Grantor shall be required to make payments and give notice to no more than one Person, and upon breach of this covenant, Grantor and its Affiliates may retain all payments otherwise due in escrow until the breach has been cured. No change or division in the ownership of the Net Smelter Return Royalty shall be binding on Grantor until a certified copy of the recorded instrument evidencing the change or division in ownership has been received by Grantor.

5.9
Assignment by Grantor. Grantor shall be entitled to Transfer all or any portion of its interest in the Property. If the Grantor Transfers all or any portion of its interest in the Property, upon obtaining from the transferee a written assumption of the obligations of the Grantor pursuant to this Schedule with respect to the interest so Transferred, the Grantor shall thereupon be relieved of all liability for payment of royalties under this Schedule for any royalties that may thereafter arise with respect to such transferred interest.

CONTRATO DE EXPLORACIÓN Y OPCION DE COMPRA

El presente Contrato de Exploración y Opción de Compra es celebrado en la Ciudad de Chihuahua, Estado de Chihuahua con fecha del 18 de Agosto del 2005

ENTRE:

COMPAÑÍA MINERA DE NAMIQUIPA, S. A. DE C. V., sociedad mercantil debidamente constituida conforme a las leyes de los Estados Unido Mexicanos, representada en el presente acto por el SR. MARIO AYUB TOUCHE actuando en su carácter de Presidente del Consejo de Administración, con Poderes Generales para Pleitos y Cobranzas y Actos de Administración y Dominio (en lo sucesivo “Namiquipa”)

MINERA RIO TINTO S.A. DE C.V. sociedad debidamente constituida y en existencia conforme a las leyes de los Estados Unidos Mexicanos, representada en el presente acto por el SR. MARIO AYUB TOUCHE en su carácter de Administrador Único con poderes generales para pleitos y cobranzas, actos de administración y dominio, con domicilio en Ave. Pascual Orozco No. 2117 - Altos, Colonia la Cima, C. P. 31310, Chihuahua, Chihuahua (R. F. C. MRT940802NN2) (en lo sucesivo la "MRT”)

Y

MARIO HUMBERTO AYUB TOUCHE, actuando por sus propios derechos, Ciudadano Mexicano, estado civil casado, nacido en Chihuahua, Chihuahua el 12 de Septiembre de 1953, de ocupación empresario minero y con domicilio en Calle Misión de San Antonio No. 2036 de la Ciudad de Chihuahua, Chihuahua; (en lo sucesivo, “Ayub”)

(a “Namiquipa”, “MRT” y “Ayub” se les denominará colectivamente en lo sucesivo como los “Concesionarios”)

POR LA PRIMERA PARTE

Y

SUNBURST MINING DE MÉXICO, S. A. DE C. V., sociedad mercantil debidamente constituida conforme a las leyes de los Estados Unidos Mexicanos, representada en el presente acto por el SR. TRACY ALLIN MOORE en su carácter de Administrador Único con poderes generales para pleitos y cobranzas, actos de administración y dominio, con domicilio en Av. Del Mar N. 1022 interior 5, Zona Costera Mazatlán, Sinaloa, C. P. 82149 (en lo sucesivo, la "Exploradora")

POR LA SEGUNDA PARTE

CONSIDERANDO QUE:

A.	Los Concesionarios son 100% titular de las Concesiones Mineras.

B.
Los Concesionarios desean otorgar a la Exploradora, y la Exploradora desea adquirir de los Concesionarios, los Derechos de Exploración y la Opción de Compra del 100% de la titularidad de las Concesiones Mineras, sujeto a los términos y condiciones pactados en el presente instrumento (todos dichos términos según se definen más adelante).

POR LO TANTO, en virtud de las manifestaciones y garantías declaradas mutuamente por las partes en el presente Contrato, las partes acuerdan de la siguiente manera:

CLAUSULA 1
ANEXOS Y DEFINICIONES

1.1. Los siguientes Anexos formarán partes del presente Contrato:

Anexo A -  Concesiones Mineras
Anexo B -  Regalía Sobre Liquidaciones Netas
Anexo C - Versión en Inglés

1.2. Los siguientes términos tendrán, cuyo sean utilizados en el presente Contrato, el significado e interpretación que a continuación se señalan (excepto si se provee expresamente en contrato o si el contexto lo requiere de otra manera):

este Contrato significa el presente Contrato, según sea adicionado o modificado por las partes,

Área de Influencia significa el área superficial que comprende el perímetro de la superficie amparada por las Concesiones Mineras,

Concesiones Mineras significan las concesiones mineras descritas en el Anexo A del presente Contrato, así como cualquier concesión minera de explotación u otro interés derivados de dichas concesiones,

Derechos de Exploración significa el conjunto de derechos descritos en la Parte 6 del presente Contrato;

Producción Comercial significa la explotación comercial de productos minerales, pero no incluye la molienda con el propósito de examinar o moler o lixiviación conducida por una planta piloto o durante el periodo de afinación de la planta. Se entenderá que la Producción Comercial ha iniciado:

(i)
una vez que se haya ubicado una planta en el área que comprenden las Concesiones Mineras, el primer día del mes siguiente a un período de treinta (30) días consecutivos en los cuales productos minerales haya sido procesado en dicha planta. O a los noventa (90) días de que se haya iniciado la operación de la planta; lo que ocurra primero.

(ii)
si no se encuentra ubicada ninguna planta en el área que comprenden las Concesiones Mineras, el primer día del mes siguiente a un primer periodo de sesenta (60) días durante los cuales el producto mineral ha sido transportado fuera de dicha área con el propósito de generar ingresos;

Regalía sobre Liquidaciones Netas significa la regalía que deberá ser pagada a los Concesionarios conforme a la Parte 7 sobre los ingresos por venta de productos minerales extraídos de cualquier porción de las Concesiones Mineras, según se describe en el Anexo B del presente Contrato,

Opción significa el derecho de opción otorgado por los Concesionarios a la Exploradora para comprar el 100% de la titularidad de las Concesiones Mineras conforme a la Parte 4,

Periodo de la Opción significa el período de vigencia de la Opción, comenzando en a fecha de la firma del presente Contrato y concluyendo el cuarto aniversario anual de dicha fecha.

CLAUSULA 2
MANIFESTACIONES Y GARANTIAS DE LOS CONCESIONARIOS

2.1 Los Concesionarios en forma individual y colectiva manifiestan y garantizan a la Exploradora que:

(a)
los Concesionarios son titulares exclusivos de las Concesiones Mineras en las proporciones y forma que se describe en el Anexo A del presente Contrato y mantendrán dicha titularidad conforme al presente Contrato para permitir a la Exploradora el ejercicio del derecho de Opción,

(b)
las Concesiones Mineras se encuentran, a la fecha de la firma del presente Contrato y continuarán durante la vigencia del mismo, libres de todo gravamen, afectación y reclamación de tercero alguno y en completo cumplimiento con las obligaciones impuestas por la Ley Minera y su Reglamento,

(c)
ninguna otra persona, firma o sociedad ha celebrado ningún contrato u opción, o ningún derecho o privilegio que se pudiera convertir en contrato u opción, para la compra o adquisición de ninguna de las Concesiones Mineras,

(d)
no existe demanda en contra o conflicto relacionado con la titularidad de ninguna de las Concesiones Mineras, ni tienen conocimiento de que existan bases para lo anterior, y ninguna persona posee ninguna regalía u otro interés jurídico de ninguna naturaleza con respecto a la producción de mineral de ninguna de las Concesiones Mineras.

(e)	las Concesiones Mineras han sido debida y válidamente ubicadas, y se encuentran correctamente descritas en el anexo A del presente Contrato,

(f)  mientras este Contrato se encuentre vigente ellos:

a.	no reducirán ni presentarán solicitud para reducir el área superficial de los lotes mineros amparados por las Concesiones Mineras, sin el consentimiento por escrito de la Exploradora,

b.	no gravarán, afectarán u ofrecerán en garantía los derechos derivados de las Concesiones Mineras,

c.	realizarán todo acto que sea requerido, necesario o prudente para impedir que tercero alguno grave o afecte, o intente gravar o afectar, los derechos derivados de las Concesiones Mineras,

d.	garantizarán y asegurarán la posesión pacífica y el disfrute de los derechos otorgados a la Exploradora en el presente Contrato, y

e.	no realizarán ningún acto que sea inconsistente con las transacciones contempladas en el presente instrumento.

CLAUSULA 3
MANIFESTACIONES Y GARANTIAS DE LA EXPLORADORA

3.2	La Exploradora manifiesta y garantiza a los Concesionarios que:

(a)
es una sociedad mercantil anónima de capital variable en existencia y debidamente constituida conforme a las leyes de los Estados Unidos Mexicanos y es autorizada conforme a derecho para celebrar el presente acto,

(b)
posee la capacidad legal requerida conforme a derecho para adquirir como dueño: (i) la titularidad de concesiones mineras ubicadas dentro del territorio de los Estados Unidos Mexicanos, en conformidad con el artículo 11 de la Ley Minera en vigor, y (ii) derechos reales ubicados fuera del área constitucionalmente restringida dentro de territorio mexicano conforme al artículo 10-A de la Ley de Inversiones Extranjeras y artículo 8 de su Reglamento,

(c)	se encuentra al corriente respecto a sus obligaciones registrales ante el Registro Público de Minería y el Registro Nacional de Inversiones Extranjeras,

(e)
ha obtenido todas las aprobaciones, licencias y registros requeridos para celebrar el presente Contrato y para obligarse en sus términos y, en particular, para adquirir de los Concesionarios el derecho y la opción exclusiva de comprar el 100% de la titularidad de las Concesiones Mineras.

CLAUSULA 4
ADQUISICION DE LA OPCION

4.1
Los Concesionarios en forma individual y colectiva otorgan en el presente acto a la Exploradora el derecho exclusivo y la opción, más no la obligación, de comprar el 100% de la titularidad de las Concesiones Mineras, libres de todo gravamen, carga, limitación de dominio y oposición de tercero alguno, en los términos y condiciones pactados en el presente Contrato.

4.1.1	La Exploradora habrá ejercido la Opción mediante el pago a los Concesionarios de la suma total de $ 910,000 USD (Novecientos Diez Mil dólares de los Estados Unidos de América 00/100) (el “Precio de Compra”) a pagarse de la siguiente manera:

i)	USD $ 100,000 USD (Cien Mil dólares de los Estados Unidos de América 00/100) a mas tardar el 30 de Noviembre del 2005;

j)	USD $60,000 USD (Sesenta mil dólares de los Estados Unidos de América 00/100) a mas tardar el 30 de Agosto del 2006;

k)	USD $ 140,000 USD( Ciento Cuarenta mil dólares de los Estados Unidos de América 00/100) a mas tardar el 30 de Agosto del 2007

l)	USD $ 110,000 USD ( Ciento Diez mil dólares de los Estados Unidos de América 00/ 100) a mas tardar el 30 de Agosto de 2008

m)
USD $ 500,000 USD (Quinientos Sesenta Mil dólares de los Estados Unidos de América 00/100) a la fecha de ejercicio de la Opción y transmisión a la Exploradora del 100% de la titularidad de las Concesiones Mineras.

4.1.2. Para efectos de recibir todos los pagos pactados en la presente Cláusula 4.1.1. los Concesionarios acuerdan que dichos pagos deberán ser hechos por tres partes iguales (33.3%) a cada uno de los Concesionarios y que cada concesionario entregará la Exploradora la factura y recibo fiscal correspondiente por cada pago que cada uno reciba. Los Concesionarios nombran en el presente acto al Sr. MARIO HUMBERTO AYUB TOUCHE como su representante legal común, con poderes suficientes conforme al artículo 2,554 de Código Civil Federal, para que reciba en su nombre y representación el pago que a cada uno le corresponda conforme al presente Contrato.

El pago de cualquier cantidad de dinero establecido en la cláusula 4.1.1. párrafos a), b), c), d), no obliga a la Exploradora a realizar ninguno de los pagos subsiguientes que ahí se establecen.

4.2. Terminación Anticipada. El presente Contrato contiene un derecho de Opción solamente. La Exploradora, mas no los Concesionarios, podrá en cualquier tiempo con anterioridad al ejercicio de la Opción, renunciar anticipadamente a sus derechos y terminar el presente Contrato mediante notificación por escrito al representante común de los Concesionarios con treinta (30) días de anticipación; en caso de dicha terminación anticipada el presente Contrato cesará de surtir efectos jurídicos, con excepción de las obligaciones de la Exploradora generadas con anterioridad a la fecha efectiva de dicha terminación.

4.5. Obligaciones Adicionales. Durante el Periodo de la Opción, la Exploradora deberá mantener las Concesiones Mineras vigentes, incluyendo, sin limitar, el pago de los derechos de minería correspondientes y la comprobación de obras conforme a lo ordenado en la Ley Minera y su Reglamento. La Exploradora será asimismo responsable del pago de los derechos de minería generados, incluyendo suerte principal, actualizaciones y recargos, a partir del 1 de Enero del 2004.

CLAUSULA 5
EJERCICIO DE LA OPCION

5.1. Previo al ejercicio de la Opción conforme a la Cláusula 4.1.1. la Exploradora deberá notificar por escrito al representante común de los Concesionarios su intención de ejercer la Opción (la “Notificación de Ejercicio”). Al ejercicio de la Opción en los términos aquí pactados, los Concesionarios y la Exploradora, o los sucesores o causahabientes de la Exploradora según sea el caso, deberán, dentro de un término de quince (15) días posteriores a la recepción de la Notificación de Ejercicio por parte del representante común de los Concesionarios, debidamente firmar, ratificar notarialmente y presentar para su inscripción ante el Registro Público de Minería de la Dirección General de Minas de la Secretaría de Economía, un contrato traslativo de dominio (el “Contrato Traslativo”) mediante el cual sea transmitido a la Exploradora el 100% de la titularidad de las Concesiones Mineras, libres de todo gravamen, carga, afectación o reclamación de tercero alguno, sin ninguna prestación adicional para los Concesionarios.

5.2. La Notificación e Ejercicio deberá contener (a) la intención irrevocable de la Exploradora para ejercer la Opción (b) la fecha, hora y lugar en donde deberán comparecer todos los Concesionarios y la Exploradora para firmar y ratificar ante notario público el Contrato Traslativo y (c) un proyecto del Contrato Traslativo el cual contendrá estrictamente los términos y condiciones estipulados en el presente Contrato.

CLAUSULA 6
DERECHOS DE EXPLORACION Y ACCESO

6.1. Durante el Período de la Opción, la Exploradora, sus representantes, trabajadores y contratistas independientes tendrán el derecho con respecto a las Concesiones Mineras y conforme a derecho mexicano de desarrollar cualquier actividad tendiente a la identificación de depósitos minerales en cualquier porción de las Concesiones Mineras y la cuantificación y evaluación de reservas minerales para determinar si son económicamente aprovechables, incluyendo:

(e)	acceder al área que comprenden dichas Concesiones Mineras,

(f)
prospectar, explorar, desarrollar y cualquier otra actividad de minado que la Exploradora considere recomendable, incluyendo, sin limitar, barrenación, zanjeo, actividades de excavación, medición geológica, geoquímica o geofísica y el mapeo de los resultados obtenidos por los mismos, incluyendo medición aérea; muestreo de suelo, sedimentos y rocas; análisis metalúrgicos y pruebas sobre muestras; ensaye de contenido mineral de todas las muestras y pruebas por planta piloto;

(g)	construir o ubicar sobre las Concesiones Mineras cualquier edificio, planta, maquinaria y equipo que recomiende la Exploradora, y

(h)	remover de las Concesiones Mineras y disponer de cantidades razonables de minerales y metales con el propósito de obtener ensayes o la elaboración de otras pruebas
(colectivamente denominadas en lo sucesivo, las “Actividades de Exploración”).

CLAUSULA 7
REGALIA SOBRE LIQUIDACIONES NETAS Y DERECHOS DE EXPLOTACIÓN

7.1. Los Concesionarios en forma colectiva se reservan el derecho a una regalía acumulada del dos punto cinco porciento (2.5%) sobre las liquidaciones netas obtenidas por la Exploradora por la venta de mineral extraído de cualquier porción de las Concesiones Mineras. Al ser utilizado en el presente Contrato, el término “Regalía Sobre Liquidaciones Netas” tendrá el significado establecido en el Anexo B adjunto y que forma parte del presente Contrato; y continuará vigente mientras la Exploradora y sus sucesores y causahabientes mantengan un interés jurídico en las Concesiones Mineras.

7.2. Los Concesionarios en forma colectiva se reservan el derecho de realizar actividades de extracción de material de roca de cualquier porción de las Concesiones Mineras hasta una cantidad que NO deberá de exceder las cinco mil (5,000) toneladas mensuales a partir de la fecha de la firma del presente Contrato (los “Derechos de Explotación”); con respecto a los Derechos de Explotación, las partes acuerdan lo siguiente:

a)	la cuota permitida por mes no es acumulable; cualquier porción sin usar de dicha cuota para cualquier mes no podrá sumarse a la cuota del(los) siguiente(s) mes(es);

b)
ninguna actividad desarrollada por ninguno de los Concesionarios con motivo de los Derechos de Explotación podrá interferir, dilatar u obstaculizar ninguna de las actividades a desarrollarse por la Exploradora conforme a la Cláusula 6;

c)
en caso de que alguno de los Concesionarios contemple o desarrolle alguna de las actividades descritas en la definición de Derechos de Explotación, dentro de un área donde la Exploradora ha comenzado o este contemplando la realización de cualquiera de las actividades descritas en la Parte 6, la ejecución de las Actividades de Exploración por parte de la Exploradora tendrán en todo tiempo el primer derecho absoluto y la inobjetable prioridad sobre cualquiera de las actividades de explotación que estén siendo contempladas o hayan sido iniciadas por dicho concesionario; en caso de que alguno de los Concesionarios se encontrara desarrollando actividades de explotación en un área donde la Exploradora contemple el desarrollo de actividades de exploración conforme al presente Contrato, la Exploradora deberá otorgar a dicho concesionario un término de diez (10) días naturales para que cese todas sus actividades de explotación que se encuentre desarrollando en dicha área; siempre y cuando las actividades de explotación estorbe al desarrollo de los trabajos de exploración que desee realizar “ La Exploradora”. Los Concesionarios podrán reiniciar los trabajos de explotación en esa área, una vez que la exploradora haya terminado los trabajos de exploración en ella. Las dos partes , La Exploradora y Los Concesionarios, harán su mejor esfuerzo para no interferir en la realización de los trabajos de la otra parte.

d)	los Derechos de Explotación otorgados en el presente acto cesarán en todos sus efectos en la fecha del ejercicio de la Opción por parte de la Exploradora;

e)
los Concesionarios, sus representantes y contratistas deberán cumplir con todos los ordenamientos impuestos por la legislación minera, laboral, de protección al medio ambiente, fiscal o de cualquier otra naturaleza que sean aplicables durante, con anticipación o una vez concluidas las actividades realizadas con motivo de los Derechos de Explotación, y serán responsable exclusivos frente a terceros y autoridades competentes de toda sanción, penalidad o sentencia emitida con motivo de lo anterior;

f)
los Concesionarios, sus representantes y contratistas deberán indemnizar y mantener a la Exploradora a salvo de toda pérdida, responsabilidad civil, demanda, acusación o sentencia que pudiera determinarse o emitirse en contra de dicha Exploradora, sus representantes o contratistas por terceros o autoridad competente de todo tipo con motivo o resultado de alguna violación o contravención por parte de alguno de los Concesionarios a las disposiciones impuestas en materia de minería, laboral, ecológica o fiscal;

g)
los Concesionarios, sus representantes y contratistas deberán restaurar y rehabilitar cualquier daño que fuera causado al suelo o subsuelo del área amparada por las Concesiones Mineras, durante o como resultado del desarrollo de cualquiera de las actividades descritas en los Derechos de Explotación; y deberán asimismo limpiar, mantener en buenas condiciones y rehabilitar / restaurar dicho suelo, subsuelo o terreno a la conclusión de dichas actividades;

h)
los Concesionarios, sus representantes y contratistas deberán solicitar y obtener de las autoridades municipales, estatales o federales, o de las personas físicas o morales que corresponda según sea el caso, todo permiso, autorización, concesión o resolución favorable (o cuando sea requerido en derecho presentar un aviso) para autorizar a dichos Concesionarios para: realizar cualquiera de las actividades comprendidas dentro de la definición de Derechos de Explotación.

i)
las partes acuerdan que no existe relación laboral alguna entre los trabajadores o contratistas de una parte con respecto a la otra; por lo tanto, las partes expresamente convienen en que cada parte asumirá individualmente toda responsabilidad u obligación impuesta a ellas por la legislación laboral o fiscal, así como toda obligación impuesta a cada parte con respecto a sus trabajadores y contratistas; por consiguiente, cada parte conviene en mantener a la otra parte libre y a salvo de cualquier reclamación, demanda, acusación o queja que pudiere presentarse en su contra por los trabajadores o empleados de la otra parte, o por los de sus contratistas, ante cualquier autoridad laboral, administrativa o judicial;

j)
la Exploradora tendrá acceso a cualquier área en donde se estén desarrollando o se contemple el desarrollo de actividades relacionadas con los Derechos de Explotación, con el objeto de verificar e inspeccionar el cumplimiento con las obligaciones contenidas en esta Cláusula; los Concesionarios otorgarán a la Exploradora acceso a cualquier lugar y le deberá proveer todo documento o información para los propósitos aquí mencionados;

CLAUSULA 8
TERMINACION DE LA OPCION

8.1. Si la Opción es terminada conforme a lo previsto en la Cláusula 4.2., la Exploradora deberá entregar al representante común de los Concesionarios, dentro de los noventa (90) días posteriores a dicha terminación, copia de todo reporte, mapa, resultado de ensaye y otra información técnica relevante que se encuentre en posesión de la Exploradora con respecto a las Concesiones Mineras.

CLAUSULA 9
CESION

9.1. La Exploradora, pero no los Concesionarios, podrá, en todo tiempo durante el Periodo de la Opción, vender, transmitir o disponer en cualquier forma de cualquier parte de sus derechos adquiridos en el presente Contrato (sin requerimiento de consentimiento adicional por parte de los Concesionarios), con la condicionante de que todo cesionario, adquirente o causahabiente de dichos derechos o interés deberá previamente asumir todas las obligaciones de la Exploradora pactadas en el presente Contrato. Los Concesionarios podrán trasmitir sus derechos a terceros, notificando por escrito a la Exploradora. Los Concesionarios podrán trasmitir sus derechos en este contrato a un Afiliado si previo aviso a la Expotadora.

CLAUSULA 10
FUERZA MAYOR

10.1. En caso de que la Exploradora en cualquier tiempo durante el Periodo de la Opción o con posterioridad al mismo sea impedida o retrazada en el cumplimiento con cualquiera de las obligaciones contenidas en el presente Contrato por razones de huelgas, interrupciones, escasez de fuerza laboral, apagones eléctricos, escasez de combustible, incendios, guerras, actos de Dios, reglamentación gubernamental que restrinja las operaciones normales, retrasos de embarque o por cualquier otra razón o rezones más allá del control de la Exploradora, el término para el cumplimiento de la obligación respectiva por parte de la Exploradora deberá ser prorrogado por un periodo de tiempo igual al periodo de tiempo de dicho impedimento o tardanza.

10.2. La Exploradora deberá, dentro de un término de treinta (30) días, notificar al representante común de los Concesionarios de cada caso de Fuerza mayor contemplado en le Cláusula 10.1. y una vez que dicho evento cese deberá de notificarlo asimismo en ese sentido, adjuntando las particularidades del número de días por los cuales el cumplimiento de las obligaciones de la Exploradora han sido extendidas como resultado de dicho evento de fuerza mayor, así como por todos los casos anteriores de fuerza mayor.

CLAUSULA 11
INCUMPLIMIENTO Y TERMINACIÓN

11.1. Si en cualquier momento durante la vigencia del presente Contrato una de las partes (en lo sucesivo, la “Parte Incumplida”) incumple cualquiera de sus obligaciones pactadas en el presente Contrato o se encuentra en falsedad de alguna de sus manifestaciones o garantías declaradas en el mismo, cualquiera de las otras partes tendrá el derecho de dar por terminado el presente Contrato, pero sólo si

(c)
dicha parte ha entregado previamente a la Parte Incumplida una notificación de incumplimiento describiendo las particularidades de la obligación a la cual se ha incumplido o la manifestación o garantía falsa, y

(d)
la Parte Incumplida no ha remediado dicho incumplimiento dentro de un término de treinta días posteriores a dicha notificación o ha comenzado los trámites para remediar dicho incumplimiento mediante pago oportuno o cumplimiento de obligación.

CLAUSULA 12
NOTIFICACIONES

12.1. Notificaciones. . Todos los avisos o notificaciones que deban darse entre las partes como resultado de la aplicación del presente contrato deberán darse por escrito y deberán ser dirigidos a las partes al domicilio que corresponda a su último domicilio manifestado para efectos de este contrato, el cual hasta que no exista comunicación por escrito en contrario deberá entenderse que es el siguiente:

A la Exploradora:	A los Concesionarios:
Atención: Al Administrador Único Av. Del Mar No. 1022-5 Zona Costera Mazatlán, Sinaloa, México. C. P.82149 Tel. (6699) 90 05 48 Fax.(6699) 86 98 59	Representante Común: Mario Ayub Pascual Orozco No. 2117 Col. Cima Chihuahua, Chihuahua, México. C. P. Tel. (614) 414-7191

Las partes podrán cambiar sus domicilios mediante notificación con diez (10) días de anticipación a la otra parte.

Para efecto de todas las notificaciones que la Exploradora deba entregar a los Concesionarios conforme al presente Contrato, dichos Concesionarios nombran unánimemente al Sr. Mario Humberto Ayub Touche como su representante común con poderes suficientes conforme a derecho para que en su nombre y representación reciba y escuche toda notificación dirigida a dichos Concesionarios.

12.2. Todas las notificaciones deberán ser hechas: (i) personalmente, o (ii) mediante medios electrónicos, con confirmación subsiguiente por correo certificado o registrado solicitando la confirmación de recepción correspondiente, o (iii) mediante correo certificado o registrado solicitando la confirmación de recepción correspondiente o mediante servicio de paquetería comercial. Toda notificación será válida y se considerará que ha sido recibida (i) si fue hecha personalmente, en la fecha en la que fue hecha si es que fue hecha durante horario normal de trabajo, y si no fue hecha en horario normal de trabajo, en el día hábil siguiente a la fecha de la notificación, (ii) si hecha mediante medios electrónicos, en el día hábil siguiente al recibo de la confirmación enviada por correo certificado o registrado, y (iii)

si solamente fue hecha mediante correo o paquetería comercial, en el día hábil siguiente a su recepción.

CLAUSULA 13
DERECHO APLICABLE

13.1. Derecho y Tribunales Aplicables. El presente Contrato deberá ser interpretado y estará regulado por las disposiciones aplicables de la Ley Minera y su Reglamento, el Código de Comercio y el Código Civil del Estado de Chihuahua, Mexico. Para el caso de interpretación, cumplimiento o ejecución del presente Contrato o interpretación de lo no expresamente estipulado en el mismo, las partes se someten a la competencia de los tribunales estatales y federales con cede y competencia en la Ciudad de Chihuahua, Estado de Chihuahua, renunciando a la jurisdicción de cualquier otro juzgado, tribunal o corte, de cualquier naturaleza, a la que pudieran tener derecho en virtud de sus domicilios actuales o futuros, o en virtud de cualquier dispositivo legal que fuera o pudiera ser aplicable.

CLAUSULA 14
GENERAL

14.1. Las partes deberán actuar de Buena fe y cooperación mutua en todos los asuntos relacionados con el presente Contrato, en el entendido de que:

(d)	dicha relación no deberá imponer a ninguna de ellas ninguna obligación o responsabilidad distintas a las pactadas en el presente Contrato,

(e)	el presente Contrato no deberá constituir o crear una asociación entre las partes o crear ninguna obligación mancomunada o individual y mancomunada entre éllas,

(f)
ninguna de las partes deberá tener autoridad para actuar, o asumir ninguna obligación o responsabilidad, en nombre de la otra parte, con excepción de lo expresamente estipulado en el presente Contrato.

14.2. El presente Contrato contiene el acuerdo total de las partes respecto a su objeto, por lo que el mismo cancela y deja sin efecto cualquier otro acuerdo, convenio o carta de intención, ya sea verbal o escrito, que hayan celebrado las partes con respecto a dicho objeto.

14.3.  El presente Contrato no podrá ser modificado, al menos que dichas modificaciones sean hechas por escrito por las partes.

14.4. Las partes deberán realizar o promover la realización oportunamente de todo acto o documento que razonablemente sea requerido o recomendable para ejecutar la voluntad de las partes contenidas en el presente Contrato.

14.5. El presente Contrato beneficia y obliga a las partes, así como a sus respectivos causahabientes y cesionarios autorizados.

14.6. Las partes firman el presente Contrato en los idiomas Español e Inglés; en caso de discrepancia entre las dos versiones, las versión en Español prevalecerá. Las partes reconocen haber obtenido el suficiente asesoramiento legal independiente y el haber leído y entendido (a través de sus respectivos intérpretes y asesores legales) los efectos legales y validez del presente Contrato en las versiones Español e Inglés. La versión en Inglés se anexa para referencia como Anexo C, el cual forma parte íntegra del mismo para todos los efectos legales que haya lugar.

EN CONTANCIA DE LO ANTERIOR, las partes firman el presente Contrato en el lugar y fecha arriba indicados.

LOS “CONCESIONARIOS”

COMPAÑÍA MINERA DE NAMIQUIPA, SA DE CV

_________________________________
MARIO HUMBERTO AYUB TOUCHE
PRESIDENTE DEL CONSEJO DE ADMINISTRACION

MINERA RIO TINTO, SA DE CV

_________________________________
MARIO HUMBERTO AYUB TOUCHE
PRESIDENTE DEL CONSEJO DE ADMINISTRACION

_______________________________
MARIO HUMBERTO AYUB TOUCHE
POR SUS PROPIOS DERECHOS

LA “EXPLORADORA”
SUNBURST MINING DE MEXICO, S.A. DE C. V.

__________________________
TRACY ALLIN MOORE
ADMINISTRADOR UNICO

ANEXO A
CONCESIONES MINERAS

ANEXO A - 1
CONCESIONES MINERAS
PROPIEDAD DE MINERA RIO TINTO, SA DE CV

CONCESION MINERA GUZAPARES 5

1. Descripción Legal:

1.1.	Lote: Guazapares 5
1.2.	Título No.: 213572
1.3.	Titulares (es): Minera Río Tinto, S.A. de C.V.
1.4.	Registro del Titulo: Libro de Concesiones Mineras, Acta Número 152, foja 76, Volumen 319
1.5.	Ubicación: Guazapares, Chihuahua
1.6.	Clase: Exploración
1.7.	Término de Vigencia: 18/05/2001 al 17/05/ 2007

CONCESION MINERA VINORAMA

1. Descripción Legal:

1.1.	Lote: Vinorama
1.2.	Solicitud de Exploración: Exp. 082/29275
1.3.	Titulares (es): Minera Río Tinto, S.A. de C.V.
1.4.	Ubicación: Guazapares, Chihuahua
1.5.	Clase: Exploración.
1.6.	Fecha de Registro: 25 de Octubre de 2004.

ANEXO A - 2
CONCESIONES MINERAS PROPIEDAD DE MINERA NAMIQUIPA, SA DE CV

CONCESION MINERA GUAZAPARES

1. Descripción Legal:

1.2.	Lote: Guazapares
1.3.	Título No.: 209497
1.4.	Titulares (es): Compañía Minera de Namiquipa, S.A. de C.V.
1.5.	Registro del Titulo: Libro de Concesiones Mineras, Acta Número 37, foja 19, Volumen 308

1.6.	Ubicación: Guazapares, Chihuahua
1.7.	Clase: Exploración
1.8.	Término de Vigencia: 03/08/1999 al 02/08/2005

CONCESION MINERA GUZAPARES 1

1. Descripción Legal:

1.1.	Lote: Guazapares 1
1.2.	Título No.: 212890
1.3.	Titulares (es): Compañía Minera de Namiquipa, S.A. de C.V.
1.4.	Registro del Titulo: Libro de Concesiones Mineras, Acta Número 190, foja 95, Volumen 317
1.5.	Ubicación: Guazapares, Chihuahua
1.6.	Clase: Exploración
1.1.	Término de Vigencia: 13/02/2001 al 12/02/2007.

CONCESION MINERA GUAZAPARES 2

1. Descripción Legal:

1.1.	Lote: Guazapares 2
1.2.	Título No.: 207499
1.3.	Titulares (es): Compañía Minera de Namiquipa, S.A. de C.V.
1.4.	Registro del Titulo: Libro de Concesiones Mineras, Acta Número 199, foja 100, Volumen 302
1.5.	Ubicación: Guazapares, Chihuahua
1.6.	Clase: Exploración
1.7.	Término de Vigencia: 28/06/1998 al 23/06/2004

CONCESION MINERA GUAZAPARES 3

1. Descripción Legal:

1.1.	Lote: Guazapares 3
1.2.	Título No.: 211040
1.3.	Titulares (es): Compañía Minera de Namiquipa, S.A. de C.V.
1.4.	Registro del Titulo: Libro de Concesiones Mineras, Acta Número 140, foja 70, Volumen CCCXII
1.5.	Ubicación: Guazapares, Chihuahua
1.6.	Clase: Exploración
1.7.	Término de Vigencia: 24/03/2000 al 23/03/2006.

CONCESION MINERA GUZAPARES 4

1. Descripción Legal:

1.1.	Lote: Guazapares 4
1.2.	Título No.: 223664
1.3.	Titulares (es): Compañía Minera de Namiquipa, S.A. de C.V.
1.4.	Registro del Titulo: Libro de Concesiones Mineras, Acta Número 164, foja 82, Volumen 347
1.5.	Ubicación: Guazapares, Chihuahua
1.6.	Clase: Explotación
1.7.	Término de Vigencia: 01/02/2005 al 01/02/2055

ANEXO A - 3
CONCESIONES MINERAS PROPIEDAD DE MARIO AYUB TOUCHE

CONCESION MINERA CANTILITO

1. Descripción Legal:

1.1.	Lote: Cantilito
1.2.	Título No.: 220788
1.3.	Titulares (es): Mario Humberto Ayub Touche
1.4.	Registro del Titulo: Libro de Concesiones Mineras, Acta Número 168 foja 84 Volumen 339
1.5.	Ubicación: Guazapares, Chihuahua.
1.6.	Clase: Explotación
1.7.	Término de Vigencia: 07/10/2003 al 06/12/2053.

ANEXO B

REGALIAS SOBRE LIQUIDACIONES NETAS DE FUNDICION

ARTICULO I

DEFINICIONES

Todos los términos en mayúsculas que se utilicen pero que no sean definidos en el presente Anexo deberán tener el significado asignado a dichos términos en el presente Contrato. Los términos siguientes los cuales son utilizados en el presente instrumento deberán tener los siguientes significados (en caso que cualquier término o definición en este Anexo estuviera en conflicto con algún término o definición señalado en el Contrato, el término o definición en el presente Anexo deberá prevalecer o gobernar):

1.2	“Afiliado” significa toda Persona que directa o indirectamente Controla, es Controlada o se encuentra bajo el Control común de una de las partes del presente Contrato.

1.3	“Contrato” significa el presente Contrato de Opción de Compra celebrado con respecto a la Propiedad por el Otorgante y el Propietario de la Regalía al cual el presente Anexo se adjunta y forma parte.

1.4	“Deducciones Permitidas ” significa los siguientes gastos que serán deducidos de los Ingresos:

b)
gastos de fundición y refinación, muestreo y tratamiento, así como castigos incluyendo de forma enunciativa mas no limitativa, pérdidas de metal y castigos por impurezas, así como los cargos por refinación, venta y manejo por la fundición y refinería (incluyendo los cargos de la participación del precio por las refinaciones y/o refinería);

c)
gastos de manejo, transportación y aseguramiento de dicho material de los lotes mineros o de un concentrador, ya sea que se encuentre situado dentro o fuera de dichos lotes, a una fundición, refinería u otro lugar para su tratamiento, y en el caso de concentrados de oro, plata u otro metal precioso, los costos de seguro;

d)	impuestos ad-valorem e impuestos basados en las ventas de producción, en caso de que sean aplicables, pero no el Impuesto sobre la Renta;

e)	gastos de mercadotecnia, incluyendo comisiones por la venta de los Productos Minerales pagados a personas fisicas o morales no afiliadas a la Exploradora,

f)	cualquier otro gasto que convengan las partes por escrito.

1.5	“Area de Interés” significa el área superficial amparadas por las Concesiones Mineras.

1.6
“Compañía” significa Sunburts Mining de México, S.A. DE C.V., sociedad debidamente constituida conforme a las leyes de los Estados Unidos Mexicanos, la cual es la Otorgante en el presente Contrato, así como sus sucesores y causahabientes permitidos.

1.7
“Producción Comercial” significa el momento en el cual el Otorgante o su operador autorizado realice recuperación sostenida a escala comercial, la cual produce una cantidad de Productos suficiente para indicar claramente que el propósito principal es la producción a comercial escala y no producción simplemente con la intención de obtener información, análisis o prueba de equipo o de la planta.

1.8
“Control” utilizado como verbo, cuando se usa con respecto a un ente, la habilidad de dirigir, directa o indirectamente a través de uno o más intermediarios, o de causar la dirección de la administración y políticas de dicho ente mediante (a) la propiedad o el beneficio de títulos de crédito con derechos de voto o membresía; (b) el derecho de nombrar administradores, consejeros o administración corporativa; (c) contratos; (d) convenios de operación; (e) fideicomisos con derechos de voto; o de alguna otra forma; y cuando el término se usa con respecto a una persona física, significa la habilidad legal o real para controlar las acciones de otra persona a través de relaciones de parentesco, gestoría, contrato o de cualquier otra forma; y cuando el término “Control” es usado como sustantivo, significa el interés que otorga a su poseedor la habilidad de ejercer cualquiera de los poderes señalados anteriormente.

1.9	“Ingreso Contable” significa lo siguiente:

1.9.1
En lo casos en los que el Otorgante o sus Afiliados produzcan como Producto final o hayan producido como Producto final mediante un contrato de operación, fundición o refinación, o mediante cualquier otra transacción que resulte en acreditamiento o reembolso a la cuenta del Otorgante o sus Afiliados: (a) un material de cobre que reúna ya sea los requerimientos aceptables de entrega establecidos por el London Metal Exchange (“LME”) para el caso de Cobre Cátodo o para Cobre de Alta Ley que reúna los requerimientos de entrega de la division de COMEX del New York Mercantile Exchange ("COMEX"); y/o (b) bulion fino de oro de 0.995 o mejor (“Bulion de Oro”); y/o (c) bulion de silver de 0.9995 o mejor (“Bulion de Plata”), en cada caso concentrados de mineral u otro material que haya sido minado y removido de la Propiedad; entonces, sin importar lo pactado en contrario en este Anexo, el término “Ingreso Contable” por dicho metal deberá ser entendido que significa el número neto de libras avoirdupois de cobre y/o onzas troy de Bulion de Oro y/o Bulion de Plata, según sea el caso, acreditado o reembolsado a la cuenta del Otorgante o sus Afiliados en un trimestre de calendario, multiplicado por: (i) para el metal de cobre, el promedio del Precio de Compra del LME para el caso de Cobre Cátodo de Ley “A” y en caso de Cobre de Alta Ley de COMEX el promedio del precio más cercano de spot en COMEX, en ambos casos durante el trimestre de calendario durante el cual dicho cobre es acreditado o reembolsado; (ii) para el Bullion de Oro, el promedio del Precio Fijo del London Bullion Market Association P.M. para el trimestre de calendario en el cual dicho metal es acreditado o reembolsado; o (iii) para el Bulion de Plata, el promedio del Precio Fijo del London Bullion Market Association para el trimestre de calendario en el cual dicho metal es acreditado o reembolsado.

1.9.2
El precio promedio para el trimestre de calendario respectivo deberá ser determinado dividiendo la suma de todos los precios diarios publicados durante el trimestre respectivo por la suma del número total de días en lo que dichos precios fueron publicados. El precio publicado deberá ser obtenido, en el caso del Cobre Cátodo de Ley A del LME o el Cobre Grado COMEX, de la publicación Platt’s Metals Price Alert, Metals Week Monthly Averages por el periodo aplicable o en Metals Bulletin, pero siendo corregidos por las publicaciones oficiales del COMEX o el London Metal Exchange en los casos en que existieren errores de imprenta; y en el caso de todos los otros precios, en la publicaciones The Wall Street Journal, Reuters, u otras fuentes fidedignas seleccionadas por el Otorgante. Si el precio de compra del LME para Cobre Cátodo Ley A, o el precio de spot COMEX más cercano para el Cobre de Alta Ley o el Precio Fijo del Bulion de Oro del London Bullion Brokers P.M. o el Precio Fijo del Bulion de Plata del London Bullion Brokers P.M., según sea el caso, dejara de publicarse, las Partes deberán acordar un método alternativo para determinar el precio promedio diario de spot para el cobre refinado, el Bulion de Oro o el Bulion de Plata, según sea el caso, y si no llegaran a un acuerdo, será usado el promedio diario del precio de compra del LME aplicable durante dicho periodo, según sea el caso, que sea determinado razonablemente por el Otorgante.

1.9.3
En los casos en los que un Producto intermedio que no se haya descrito anteriormente como Producto final sea distribuido a un Afiliado del Otorgante y dicho Producto intermedio es convertido por dicho Afiliado a un Producto que reúna los estándares descritos en esta definición, entonces para efectos de calcular el Ingreso Contable, dicho Producto será considerado como producido, y el Ingreso Contable como recibido, por el Otorgante.

1.10
“GAAP” significa los principios contables generalmente aceptados que se describen en las opiniones y pronunciamientos del Consejo de Principios Contables del Instituto Americano de Contadores Públicos Certificados y en los pronunciamientos del Consejo de los Estándares sobre Contabilidad Financiera, de tiempo en tiempo, aplicados en forma consistente.

1.11	“Otorgante” significa la Compañía y sus sucesores y causahabientes.

1.12	Mina significa toda excavación en la tierra o en jales, ya sea que sea trabajada o no, hecha con el propósito de extraer o explotar Productos, y deberá incluir:

(a)
todo tiro, mina de superficie, túnel o abertura, subterránea o de cualquier otra naturaleza, de la cual o a través de la cual los Productos son o podrán ser removidos o extraídos por cualquier método, en cantidades mayores a las requeridas para efectos de evaluación;

(b)
el área de minado y todo edificio, estructura, desechos de mina, maquinaria, equipo, herramientas, caminos de acceso, pistas de aterrizaje, cables de electricidad, instalaciones de generación de energía, instalaciones de secado y evaporación, ductos, vías férreas y otras instalaciones para el minado, transportación, almacenamiento y depósito de Productos, desechos y otros materiales; y

(c)	otras instalaciones u objetos requeridos o pretendidos para el uso o con el propósito o en conexión con dicha extracción o explotación.

1.13	“Ingreso Neto” significa el Ingreso menos las Deducciones Permitidas con relación a dicho Ingreso, en cada caso por el trimestre de calendario aplicable.

1.14	“Regalía sobre Liquidaciones Netas” significa la regalía otorgada mediante el presente Anexo B.

1.15
“Persona” significa todo individuo, corporación, fideicomiso, asociación ilimitada, sociedad anónima, participación conjunta, organización no constituida, firma, estado, autoridad de gobierno o cualquier agencia o subdivisión política de las anteriores, o cualquier otro ente.

1.16
“Ingreso por Producto Físico” significa todo ingreso recibido por Productos distintos a los descritos en la definición de “Ingresos Contables”. La cantidad de dichos ingresos será determinada de la siguiente manera:

1.16.1
Si los Productos minados o extraídos de la Propiedad son vendidos a una fundidora, refinería o a otro comprador (distintos al Otorgante o Afiliados del Otorgante) en forma de Producto crudo o intermedio que no reúne los requerimientos establecidos en la subsección 1.9.1 de la definición de “Productos Contables” para metales a los que se refiere dicho apartado (por ejemplo la venta de concentrados de cobre) o son distribuidos a un Afiliado pero no son convertidos por dicho Afiliado en Producto final que reúne los requerimientos de la definición de “Ingreso Contable” de los metales previstos anteriormente, entonces la cantidad del Ingreso por Producto Físico con respecto a dicho Producto crudo o intermedio deberá ser igual a la cantidad de ingreso neto recibido realmente por el Otorgante por la venta física de los Productos a la fundidora, refinería u otro comprador de los metales pagables contenidos en dichos Productos, incluyendo los bonos, premios y subsidios, y una vez deducidas las Deducciones Permitidas, ya sea que hayan sido deducidas por el comprador o pagadas o incurridas por el Otorgante. En los casos en los que dichos Productos son distribuidos en especie a un Afiliado del Otorgante y posteriormente vendidos sin procesamiento adicional por dicho Afiliado o en su representación, dicha venta deberá ser considerada como una venta realizada por el Otorgante para efectos de cómputo de los cálculos en esta subsección 1.19.1 y se considerará que el Otorgante ha recibido el Ingreso respectivo.

1.16.2
Si Productos minados y extraídos de la Propiedad y distribuidos a un Afiliado mediante una transacción que no esté prevista ni en la subsección 1.19.1 o en la definición e Ingreso Contable, entonces en dicho caso el Ingreso que se atribuirá a dichos Productos deberá ser el precio del valor justo de mercado que de otra forma se hubiera recibido de un tercero en una operación no relacionada por la venta de dichos Productos, neto de todas las Deducciones Permitidas incurridas.

1.17	“Productos” significa todo mineral, concentrado, precipitado, cátodo, soluciones de lixiviación, doré, o cualquier otro producto metálico primario,

intermedio o final extraído, minado o removido de la Propiedad para su venta comercial. Productos no deberá incluir ningún material minado y extraído de la Propiedad para uso del Otorgate en la construcción de caminos, cimientos, construcciones de concreto u otros usos industriales relacionados con la Propiedad o el material que sea procesado pero que no se haya originado en la Propiedad.

1.18	“Propiedad” para efectos del presente Anexo significa (i) las Concesiones Mineras con sus modificaciones, cambios o mejoras que se les haga de tiempo en tiempo por el Otorgante.

1.19	“Ingreso” significa la suma del Ingreso por Producto Físico y el Ingreso Contable correspondiente al trimestre de calendario respectivo.

1.20	“Cuenta de Regalías” significa la cuenta contable establecida por el Otorgante o en su representación para el registro de:

(a)  todas las Deducciones Permitidas, como débito, calculadas al valor en efectivo al momento en que el gasto fue incurrido, y

(b)  todo el Ingreso, como crédito,

para efectos del cómputo de la Regalía sobre Liquidaciones Netas pagadera en cada caso por el trimestre de calendario aplicable.

1.21	“Propietario de la Regalía” significa, en forma colectiva, los Concesionarios.

“Porcentaje de la Regalía” significa el dos punto cinco porciento (2.5%).

1.22
“Actividades de Intercambio” significa cualquiera y todas las actividades de protección contra variación de precios realizada por el Otorgante o sus Afiliados con respecto a cualquiera de los Productos, insumos, tazas de interés o cambio de moneda, incluyendo sin limitar, toda venta a futuro y/o contratos de compraventa, contratos de precio spot diferidos, contratos de opción, compras especulativas y venta de contratos a futuro, futuros y opciones, todos ya sean celebrados dentro o fuera de los mercados de valores. Dicha Actividades de Intercambio, y las ganancias y pérdidas generadas por los mismos, deberán ser considerados en el cálculo de las regalías a pagarse al Propietario de la Regalía, en conexión con la determinación de precio, la fecha de la compraventa o la fecha en la que cualquier pago de regalía es exigible.

1.23	“Transmisión” significa toda venta, otorgamiento, cesión, transferencia, afectación, garantía, hipoteca, abandono y toda otra transmisión.

ARTICULO II

COMPUTO Y PAGO DE LA REGALIA SOBRE LOS INGRESOS NETOS

2.1
Cómputo. Para efectos del cómputo de la Regalía sobre las Liquidaciones Netas, el Otorgante deberá multiplicar el Ingreso Neto (registrado como balance positivo en la Cuenta de Regalías) por el Porcentaje de la Regalía, en cada caso por el trimestre de calendario inmediatamente anterior.

2.2	Pagos.

2.2.1. La obligación del Otorgante del pago de la Regalía sobre las Liquidaciones Netas iniciará a partir de la fecha en la que el Otorgante notifique al Propietario de la Regalía el inicio de la Producción Comercial (según se define en el Contrato).

2.2.2. Una vez que el Otorgante determine que el pago por Regalía sobre Liquidaciones Netas es exigible y acreditable conforme al presente Anexo, el Otorgante deberá pagar al Propietario de la Regalía una cantidad igual a la Regalía sobre las Liquidaciones Netas computados conforme a la sección 2.1 dentro de los cuarenta y cinco (45) días siguientes a la conclusión del trimestre de calendario para el cual el cómputo fue hecho, y deberá entregar con dicho pago una copia de los cálculos utilizados en relación con dicho pago. Todo pago en exceso o insuficiente deberá ser corregido en el trimestre de calendario subsiguiente a la determinación de dicho ajuste.

ARTICULO III

CONTABILIDAD

3.1
Principios Contable. Sujeto a lo previsto en legislación fiscal Mexicana en vigor, todos los Ingresos y Deducciones Permitidas deberán ser registrados en la Cuenta de Regalías y determinados en concordancia con GAAP según sean aplicados por el Otorgante. Los Ingresos y las Deducciones Permitidas deberán ser determinadas por el método contable de incremento

ARTICULO IV

AUDITORIAS

4.1  Auditorías. El Propietario de la Regalía, mediante notificación previa por escrito, tendrá el derecho de nombrar a una firma independiente de contadores públicos para auditar los registros relacionados con el cómputo de la Regalía sobre las Liquidaciones Netas, dentro de los tres (3) meses siguientes al recibo de uno de los pagos señalados en la Sección 2.1 anterior. Todo cómputo que no sea auditado conforme a lo anterior será considerado como final y no estará sujeto en lo subsiguiente a auditoría u objeción.

4.2  Disputas. Se considerará que el Propietario de la Regalía ha renunciado al derecho que pudiera tener para objetar un pago hecho por cualquier trimestre de calendario, al menos que notifique por escrito dicha objeción dentro de los tres (3) meses siguientes del recibo del pago final correspondiente a dicho trimestre de calendario.

ARTICULO V

GENERAL

5.1  Récords. El Otorgante deberá conservar récords fidedignos respecto a tonelaje, volumen de Productos, análisis de Productos, peso, humedad, ensayes sobre metales pagables contenidos y otros récords, según sea apropiado, con respecto al cómputo de la Regalía sobre Liquidaciones Netas establecida en el presente Contrato.

5.2  Operaciones. El Otorgante y sus Afiliados tendrán derecho a (i) tomar todas las decisiones operativas con respecto al método y magnitud del minado y procesamiento de los Productos minados o derivados de la Propiedad (por ejemplo, sin limitación, la decisión de procesar mediante lixiviación en lugar de por trituración convencional), (ii) tomar todas las decisiones relacionadas con la venta de los Productos, y (iii) tomar todas las decisiones concernientes a la clausura temporal o a largo plazo de las operaciones.

5.3  Derecho a Inspeccionar. El Propietario de la Regalía o su representante autorizado podrá, mediante notificación previa al Otorgante, entrar a la superficie o porciones de superficie de la Propiedad con el propósito de inspeccionar la Propiedad, o sus mejoras y operaciones, y podrá inspeccionar y copiar todos los récords e información concerniente al cómputo de su interés, incluyendo sin limitar, todos los récords e información que sean mantenidos electrónicamente. El Propietario de la Regalía o su representante autorizado entrará a la Propiedad a su propio riesgo y no podrán irrazonablemente trastornar las operaciones realizadas en la Propiedad o con relación a ésta. El Propietario de la Regalía indemnizará y liberará de responsabilidad al Otorgante y Afiliados (incluyendo, sin limitación, compañías matrices directas e indirectas), así como a sus respectivos consejeros, funcionarios, accionistas, trabajadores, gestores y abogados de toda responsabilidad legal que pudiera ser imputada, declarada o incurrida por cualquiera de ellos como resultado de alguna lesión causada al Propietario de la Regalía o a sus gestores o representantes por el ejercicio de los derechos otorgados en la presente cláusula del Propietario de la Regalía.

5.5	Notificaciones.

Toda notificación, pago y cualquier otra comunicación (en lo sucesivo las “Notificaciones”) permitidas o requeridas en el presente Contrato deberán ser hechas por escrito y dirigidas a los domicilios del Otorgante y del Propietario de la Regalía en la forma y en los términos descritos en el Contrato de Opción de Compra al cual se adjunta el presente Anexo.

5.6	Confidencialidad.

5.6.1
Con excepción a lo previsto en la Sección 5.6.2, ninguna información o data entregada al Propietario de la Regalía conforme los términos del presente Anexo será diseminada por el Propietario de la Regalía a ningún tercero o al público en general, sin el consentimiento previo del Otorgante, el cual no deberá ser negado sin razón.

5.6.2	El consentimiento requerido conforme a la Sección 5.6.1 no aplicará a la diseminación:

5.6.2.1	a un Afiliado o representante que posee de Buena fe la necesidad de ser informado (pero sujeto a las obligaciones de confidencialidad contenidas en esta sección);

5.6.2.2
a una dependencia de gobierno o al publico cuando el Afiliado que realiza la diseminación cree de Buena fe que la misma es requerida por mandato de ley aplicable o por los reglamentos de un mercado de valores;

5.6.2.3
realizada en relación a un litigio o arbitraje relacionado con una de las Partes cuado dicha diseminación es requerida por el tribunal correspondiente o es, por consejo del abogado de dicha Parte, necesaria para la consecución del juicio, pero sujeto a la notificación previa a la otra Parte para permitir a dicha otra Parte el perseguir acciones preliminares protectoras.

5.6.3
Previo a cualquier diseminación descrita en las Subsecciones 5.6.2.1, 5.6.2.2 o 5.6.2.3 anteriores, dicha tercera Parte deberá primeramente acordar el proteger la información confidencial de diseminación adicional en el mismo grado al que las Parte están obligadas bajo la Sección 5.6.

Independientemente de todo lo contenido en el presente Contrato en contrario, ninguna de las Partes deberá diseminar conforme al presente Contrato ninguna información geológica, de ingeniería o de otra naturaleza a ninguna tercera Persona sin comunicar asimismo la existencia y naturaleza de todo protección legal que acompaña a dicha información y los requerimientos de la ley aplicable o reglamento o reglas de algún mercado de valores aplicable respecto a la diseminación pública, según sea el caso.

5.7
Mixtura. El Otorgante tendrá el derecho de revolver ore, concentrados, minerales y otro material minado y extraído de la Propiedad de los cuales los Productos han de producirse, con otro ore, concentrados, minerales u otro material minado o extraído de otras propiedades; sujeto, sin embargo, a que el Otorgante deberá calcular de muestras representativas las leyes promedio de los mismos y otras medidas según se consideren apropiadas, y deberá pesar (o calcular el volumen) del material con anticipación a ser revuelto. Al obtener las muestras representativas, calcular las leyes promedio del ore y promedio de porcentajes de recuperación, el Otorgante podrá utilizar cualquier procedimiento aceptable en la industria minera y metalurgista que considere apropiado para el tipo de actividad de minado y procesamiento que sea conducida. Además, procedimientos similares podrán ser utilizados por el Otorgante para atribuir a los materiales revueltos cualquier castigo y otro cargo y deducciones, si existieren, que sean impuestos por la fundidora, refinería o comprador de dicho material.

5.8
Cambio de Propiedad del Derecho a la Regalía sobre Liquidaciones Netas. Ningún cambio o división de los derechos de propiedad de la Regalía sobre Liquidaciones Netas, realizado de cualquier forma, deberá incrementar las obligaciones o disminuir los derechos del Otorgante. El Propietario de la Regalía acuerda que cualquier cambio en la propiedad de la Regalía sobre las Liquidaciones Netas deberá ser realizado en una manera que garantice que el Otorgante solo será requerido para hacer pagos y entregar notificaciones a no más de una sola Persona. Ningún cambio o división de los derechos de propiedad de la Regalía sobre las Liquidaciones Netas será obligatorio para el Otorgante hasta que una copia certificada del instrumento donde consta dicho cambio o división de propiedad haya sido recibido por el Otorgante.

5.9
Cesión del Otorgante. El Otorgante tendrá el derecho de Transmitir todo o una porción de su interés jurídico en la Propiedad. Si el Otorgante Transmite todo o una porción de su interés jurídico en la Propiedad, una vez obtenida por parte del cesionario la subrogación de las obligaciones del Otorgante conforme al presente Anexo con respecto al interés jurídico transmitido, el Otorgante deberá por consiguiente ser liberado de toda obligación de pago de regalía conforme al presente Anexo con respecto a cualquier regalía que pudiera resultar subsiguientemente con respecto al interés jurídico transmitido.